Exhibit 10.5

THIRD AMENDMENT

DATED AS OF FEBRUARY 19, 2013

TO THE MARKETING AGENT AGREEMENT

DATED AS OF NOVEMBER 7, 2007, AS AMENDED MARCH 24, 2008

AND JULY 30, 2012

AMENDMENT AGREEMENT (the “Amendment”) dated as of February 19, 2013 between ALPS DISTRIBUTORS, INC. (“ALPS”), UNITED STATES COMMODITY FUNDS LLC, formerly Victoria Bay Asset Management, LLC (“USCF”), and UNITED STATES 12 MONTH OIL FUND, LP (“US12OF”).

WITNESSETH

The parties have previously entered into that certain Marketing Agent Agreement dated as of November 7, 2007, as amended on March 24, 2008 and July 30, 2012 (the “Agreement”). The parties have agreed to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ALPS, USCF and US12OF hereby acknowledge and agree as follows:

1. Amendment to the Agreement. Upon execution of this Amendment by ALPS, USCF and US12OF, the Agreement shall be hereby amended as follows:

(a) Section 4.3 of the Agreement, “Marketing Agent Fee” shall be amended by adding the following:

In no event will the Marketing Agent Fee exceed 10% of the gross proceeds of the Fund’s offering.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

UNITED STATES COMMODITY FUNDS LLC

By:	/s/ Howard Mah
Name: Howard Mah Title: Management Director

UNITED STATES 12 MONTH OIL FUND, LP

By:	United States Commodity Funds LLC, as General Partner

	By:	/s/ Howard Mah
Name: Howard Mah Title: Management Director

ALPS DISTRIBUTORS, INC

By:	/s/ Thomas A. Carter
Name: Thomas A. Carter Title: President